Exhibit 99.1

Esports Entertainment Group Completes Acquisition of EGL

Jan 21, 2021

NEWARK, N.J., Jan. 21, 2021 (GLOBE NEWSWIRE) — Esports Entertainment Group, Inc. (NasdaqCM: GMBL, GMBLW) (or the “Company”), an esports entertainment and online gambling operator, today announced the closing of its Esports Gaming League (“EGL”) acquisition.

“EGL is a great addition to our growing operations and further strengthens our ability to execute on our three-pillar strategy,” commented Grant Johnson, CEO of Esports Entertainment Group. “EGL technology underpins the esports programs for some of the world’s best-known sports franchises, including the LA Kings, Philadelphia Eagles, and Arsenal Football Club. We plan to build on this strong foundation moving forward, driving near-term revenue growth and long-term shareholder value improvement.”

“As part of the Esports Entertainment Group family, we now have the opportunity to push our technology and resources to further grow our client roster,” added Glen Elliott, CEO of EGL. “We have been impressed with Grant’s leadership and vision and are excited to become an integral part of Esports Entertainment Group’s drive to become the industry leader.”

EGL is a B2B-centric provider of live and online events and tournaments where gamers can compete and enjoy a wide range of content relating to esports and video games on a proprietary technology platform with over 350K registered gamers. Services include full turnkey esports events, live broadcast production, game launches, and online branded tournaments.

About Esports Entertainment Group

Esports Entertainment Group, Inc. is an esports and online gambling company. The Company operates a number of entities across three key pillars: 1) esports entertainment and infrastructure, 2) esports wagering, 3) iGaming. The Company maintains offices in New Jersey, the UK and Malta. For more information visit www.esportsentertainmentgroup.com.

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:

U.S. Investor Relations

RedChip Companies, Inc.

Dave Gentry

407-491-4498

dave@redchip.com

Media & Investor Relations Inquiries

Jeff@esportsentertainmentgroup.com